Exhibit 10.3.2

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$5,000,000.00	02-10-2020	02-10-2021		8100		403
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing " * * •" has been omitted due to text length limitations.

Borrower:	Lodging Fund REIT Ill OP, LP	Lender:	Western State Bank
	1635 43rd Street South, Suite 205		West Fargo
	Fargo, ND 58103		P.O. Box 617
755 13th Ave E
West Fargo. ND 58078

Principal Amount:	$ 5,000,000.00	Date of Note: February 10, 2020

PROMISE TO PAY. Lodging Fund REIT Ill OP. LP ( "Borrower") jointly and severally promises to pay to Western State Bank ("Lender"), or order. in lawful money of the United States of America. the principal amount of Five Million & 001100 Dollars ($5,000,000.00) or so much as may be outstanding. together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on February 10. 2021. In addition. Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning March 1,  2020. with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; then to any escrow or reserve account payments as required under any mortgage, deed of trust. or other security instrument or security agreement securing this Note; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. All payments must be made in U.S. dollars and must be received by Lender consistent with any written payment instructions provided by Lender. If a payment is made consistent with Lender's payment instructions but received after West Fargo/Fargo: 7:00 PM Central Standard Time; Devils Lake: 6:00 PM Central Standard Time. Lender will credit Borrower's payment on the next business day.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Prime Rate as published in the Wall Street Journal (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each Day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 4.750% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 0.500 percentage points over the Index (the "Margin"), resulting in an initial rate of 5.250% per annum based on a year of 360 days . It Lender determines, in its sole discretion, that the Index has become unavailable or unreliable, either temporarily, indefinitely, or permanently, during the term of this Note, Lender may amend this Note by designating a substantially similar substitute index. Lender may also amend and adjust the Margin to accompany the substitute index. The change to the Margin may be a positive or negative value, or zero. In making these amendments, Lender may take into consideration any then-prevailing market convention for selecting a substitute index and margin for the specific Index that is unavailable or unreliable. Such an amendment to the terms of this Note will become effective and bind Borrower 10 business days after Lender gives written notice to Borrower without any action or consent of the Borrower. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD .  Interest on this Note is computed on a 365/360 basis; that is. by applying the ratio of the interest rate over a year of 360 days. multiplied by the outstanding principal balance. multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts. including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Western State Bank, West Fargo, P.O. Box 617 West Fargo, ND 58078.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $25.00. whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding an additional 3.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default . However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower tails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan,  extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution or termination of Borrower's existence as a going business or the death of any partner, the insolvency of Borrower, the appointment of a receiver tor any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

PROMISSORY NOTE
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Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Events Affecting General Partner of Borrower. Any of the preceding events occurs with respect to any general partner of Borrower or any general partner dies or becomes incompetent.

Change In Ownership. The resignation or expulsion of any general partner with an ownership interest of twenty-five percent (25%) or more in Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

EXPENSES. If Lender institutes any suit or action to enforce any of the terms of this Note, Lender shall be entitled to recover such sum as the court may adjudge reasonable. Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the loan payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals, to the extent permitted by applicable law. Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and. to the extent not preempted by federal law, the laws of the State of North Dakota without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of North Dakota.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of the State of North Dakota, in the county in which Borrower's following address is located: 1635 43rd Street South, Suite 205, Fargo, ND 58103.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instruments listed herein:

(A)   a Mortgage dated February 10, 2020, to Lender on real property described as "Real Property located at 3000 Eagandale Pl, Eagan, MN 551 21" and located in Dakota County, State of Minnesota.

(B)   an Assignment of All Rents to Lender on real property described as "Real Property located at 3000 Eagandale Pl, Eagan, MN 551 21" and located in Dakota County, State of Minnesota.

(C)   an Assignment of All Rents to Lender on real property described as "Real Property located at 1230 Collins Rd NE, Cedar Rapids, IA 52402" and located in Linn County, State of Iowa.

(D)   a Mortgage dated February 10, 2020, to Lender on real property described as "Real Property located at 1230 Collins Rd NE, Cedar Rapids, IA 52402" and located in Linn County, State of Iowa.

(E)   a Commercial Security Agreement dated February 10, 2020 made and executed between LF3 Eagan, LLC and Lender on collateral described as:

All Fixtures at 3000 Eagandale Pl, Eagan, MN 551 21

(F)   a Commercial Security Agreement dated February 10, 2020 made and executed between LF3 Cedar Rapids, LLC and Lender on collateral described as:

All Fixtures at 1230 Collins Rd NE, Cedar Rapids, IA 52402

(G)   a Commercial Pledge Agreement dated February 10, 2020 made and executed between Lodging Fund REIT Ill OP, LP and Lender on collateral described as:

One hundred thousand (100,000) unissued and not outstanding partnership units of Lodging Fund REIT Ill OP, LP

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not. require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender

PROMISSORY NOTE
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reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: Western State Bank 110 4th St SE Devils Lake, ND 58301.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party, partner, or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

LODGING FUND REIT Ill OP. LP

LODGING FUND REIT III, INC., General Partner of Lodging Fund REIT III OP, LP

By:	/s/ Katie Cox
Katie Cox, Chief Financial Officer of Lodging Fund
REIT III, Inc.

LENDER:

WESTERN STATE BANK

X	/s/ Ryan Rued
Ryan Rued, VP/Business Banking Officer